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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of R&B Falcon Corporation for the registration of $800 million Senior Notes of our report dated February 13, 1998, with respect to the consolidated financial statements of Cliffs Drilling Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997 and incorporated by reference in the R&B Falcon Corporation Current Report on Form 8-K/A Amendment No. 1 dated January 20, 1999, both filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP


Houston, Texas
May 25, 1999